CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 30, 2004, relating to the financial statements and financial highlights of American Funds Insurance Series, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors", and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
April 27, 2004